Exhibit 3.13

Form BCA-2.10	ARTICLES OF INCORPORATION
(Rev. Jan. 1999) Jesse White Secretary of State Department of Business Services Springfield, IL 62756 http://www.sos.state.il.us	This space for use by Secretary of State	SUBMIT IN DUPLICATE!

FILED: 4/22/2003
Jesse White Secretary of State

Payment must be made by certi-
fied check, cashier’s check, Illi-		This space for use by
nois attorney’s check, Illinois		Secretary of State
C.P.A’s check or money order,		Date
payable to “Secretary of State.”		Franchise Tax $25.00
Filing Fee $75.00
	62789581	Approved: KAK

1.	CORPORATE NAME:	CDW Logistics, Inc.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent:	CDW Computer Centers, Inc. Attention: General Counsel
		First Name	Middle Initial	Last name
	Initial Registered Office:	200 N. Milwaukee Avenue
		Number	Street	Suite #
		Vernon Hills	IL Lake	60061
		City	County	Zip Code

3.	Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)
The transaction of any or all lawful purposes for which corporations may be incorporated under the Illinois Business Act of 1983.

Business

4.	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Class	Par Value	Number of Shares	Number of Shares	Consideration to be
		per Share	Authorized	Proposed to be Issued	Received Therefor

	Common	$0.00	10,000	10,000	$ 10,000.00

				TOTAL =	$ 10.000.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:

(If not sufficient space to cover this point, add one or more sheets of this size.)

NONE

(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation: .

	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:
		Name	Residential Address	City, State, ZIP

6. OPTIONAL:	(a	)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$
	(b	)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$
	(c	)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$
	(d	)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS

Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.

8.			NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)

    The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.

Dated	April 11	,	2003
	(Month & Day)		Year

	Signature and Name		Address
1.	/s/ Christine A. Leahy	1.	200 N. Milwaukee Avenue
	Signature		Street
	Christine A. Leahy, Gen’l Counsel & Sec.		Vernon Hills, IL, 60061
	(Type or Print Name)		City/Town	State	ZIP Code
2.		2.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code
3.		3.
	Signature		Street

	(Type or Print Name)		City/Town	State	ZIP Code

(Signatures must be in BLACK INK on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.

FEE SCHEDULE

•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.
•	The filing fee is $75.
•	The minimum total due (franchise tax + filing fee) is $100.

    (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-9522 or 782-9523

C-162.20

RIDER TO ARTICLES OF INCORPORATION

OF

CDW LOGISTICS, INC.

7. OTHER PROVISIONS

Paragraph 1: No shareholder of the Corporation shall have cumulative voting rights with respect to any matter upon which shareholders are entitled to vote.

Paragraph 2: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Business Corporation Act of the State of Illinois, or (iv) for any transaction from which the director derived an improper personal benefit. If the Business Corporation Act of the State of Illinois is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Act of the State of Illinois, as so amended. Any repeal or modification of this Paragraph 2 by the shareholders of the Corporation shall not adversely affect any right or protection of a directory of the Corporation existing at the time of such repeal or modification.

Paragraph 3: Each person who is or was or had agreed to become a director or officer of the Corporation, and each person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee, or agent, trustee or fiduciary of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the fullest extent permitted by the Business Corporation Act of the State of Illinois or any other applicable laws as presently or hereafter in effect. Without limiting the generality of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Paragraph 3. Any repeal or modification of this Paragraph 3 by the shareholders of the Corporation shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

FORM BCA 5.10/5.20 (rev, Dec. 2003)

STATEMENT OF CHANGE OF

REGISTERED AGENT AND/OR

REGISTERED OFFICE

Business Corporation Act

Jesse White, Secretary of State Department of Business Services Springfield, IL 62756 Telephone (217) 782-3647 www.cyberdriveillinois.com	FILED JUL 11 2006 JESSE WHITE SECRETARY OF STATE	PAID JUL 12 2006 DEPARTMENT OF BUSINESS SERVICES

Remit payment in the form of a

check or money order payable

to the Secretary of State.

                                                                                           File # 62789581                           Filing Fee: $25.00     Approved: SB

                     Submit in duplicate                      Type or Print clearly in black ink             Do not write above this line

1. CORPORATE NAME: CDW LOGISTICS, INC.

2.	STATE OR COUNTRY OF INCORPORATION; Illinois

3.	Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent	C T Corporation System
	First Name	Middle Name	Last Name
Registered Office	208 S. Lasalle Street
	Number Street	Suite No. (A P.O. Box alone is not acceptable)
	Chicago	60604	Cook
	City	ZIP Code	County

4.	Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent	Illinois Corporation Service Company
	First Name	Middle Name	Last Name
Registered Office	801 Adlai Stevenson Drive
	Number Street	Suite No. (A P.O. Box alone is not acceptable)
	Springfield	62703	Sangamon
	City	ZIP Code	County

5.	The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.	The above change was authorized by: (“X” one box only)
	a. ☒ By resolution duly adopted by the board of directors.	(Note 5)
	b. ☑ By action of the registered agent.	(Note 6)

SEE REVERSE SIDE FOR SIGNATURES(S).

C-135.17

7.	(If authorized by the board of directors, sign here. See Note 5)

The undersigned corporation has caused this statement to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated	June 8	,	2006	CDW LOGISTICS, INC.
	(Month & Day)		(Year)	(Exact Name of Corporation)
	/s/ Mary Jo C Georgen
	(Any Authorized Officer’s Signature)
	Mary Jo C Georgen, Asst. Secretary
	(Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6)

The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated		,	____
	(Month & Day)		(Year)	(Signature of Registered Agent of Record)

(Type or print name. If the registered agent is a corporation, type or print the name and title of the officer who is signing on its behalf.)

NOTES

1.	The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2.	The registered office must include a street or road address; a post office box number alone is not acceptable.

3.	A corporation cannot act as its own registered agent.

4.	If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5.	Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by a duly authorized officer.

6.	The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent. If a corporation is acting as the registered agent, a duly authorized officer of such corporation must sign this statement.

File Number 6278-958-1

STATE OF ILLINOIS
OFFICE OF THE SECRETARY OF STATE

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that

THE FOREGOING AND HERETO ATTACHED IS A TRUE AND CORRECT COPY, CONSISTING OF 05 PAGES, AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR CDW LOGISTICS, INC..***********

In Testimony Whereof, *I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this* 6TH *day of* OCTOBER *A.D.* 2008 .

SEAL OF THE STATE OF ILLINOIS
AUG. 26TH 1818

/S/ Jesse White

SECRETARY OF STATE

Authentication #: 0828001911

Authenticate at: http://www.cyberdriveillinois.com